Exhibit 10.15

NONQUALIFIED STOCK OPTION AGREEMENT

This NONQUALIFIED STOCK OPTION AGREEMENT (this “Agreement”), is entered into effective as of _______________ (the “Date of Grant”), by and between EYENOVIA, INC., a Delaware corporation (the “Company”), and _______________ (the “Optionee”), pursuant to and in accordance with the Company’s 2014 Equity Incentive Plan, as amended (the “Plan”). Optionee acknowledges receipt of a copy of the Plan and hereby agrees to be bound by the terms and conditions of the Plan. In the event of any conflict between the terms and conditions of the Plan and the terms and conditions of this Agreement, the terms and conditions of the Plan shall control. Capitalized terms used but not defined herein shall have meanings given to them in the Plan.

Background

The Optionee provides services to the Company as an employee, consultant, or director.

The Board of Directors has previously authorized the Company to issue the Optionee options to purchase shares of the Company’s $0.0001 par value common stock (“Common Stock”).

Operative Terms

The parties hereto hereby agree as follows:

1.                  Grant of Option. Effective as of the Date of Grant, the Company grants to the Optionee a stock option (the “Stock Option”) to purchase ______________ shares of Common Stock at an exercise price of $_______ per share (the “Exercise Price”). The rights and obligations of the Optionee and the Company with respect to the Stock Option are as set forth in this Agreement (along with the Plan, which is incorporated by reference herein).

2.                  Vesting and Expiration of Option.

(a)               Ability to Exercise Option. The Optionee may exercise the Stock Option only to the extent that it is vested and exercisable as set forth in this Agreement. To the extent that it is vested and exercisable, subject to this Section 2, the Optionee may exercise the Stock Option as to all or any portion of the full number of shares of Common Stock for which it is vested and exercisable. No fractional shares of Common Stock shall be issued pursuant to the Stock Option. In the event that the Optionee is an employee eligible for overtime compensation under the Fair Labor Standards Act of 1938, as amended (sometimes referred to as a “non-exempt employee”), then he or she may not exercise the Stock Option until he or she has completed at least six (6) months of Continuous Service (as defined below) measured from the Date of Grant, notwithstanding any other provision of this Agreement.

(b)               Vesting. Subject to Section 2(d), the Stock Option shall vest as follows, subject to the Optionee’s Continuous Service (as defined below) from the Date of Grant until the applicable vesting date: ____________.

(c)               Continuous Service Defined. As used herein, the term “Continuous Service” means the provision of services to the Company or an Affiliate thereof in any capacity of employee, director or consultant that is not interrupted or terminated. The Optionee’s Continuous Service will be deemed to have terminated upon an actual termination of Continuous Service or upon the entity for which the Optionee provides services ceasing to be an Affiliate of the Company. Continuous Service shall not be considered interrupted in the case of (i) any approved leave of absence (as described below) or (ii) any change in status as long as the individual remains in the service of the Company in any capacity of employee, director or consultant. An approved leave of absence for purposes of determining Continuous Service will include any bona fide leave of absence (such as those attributable to illness, military obligations or other authorized personal leave) provided that the period of such leave does not exceed six (6) months, or if longer, any period during which the Optionee’s right to reemployment with the Company is guaranteed by statute or by contract.

(d)               Exercise Period and Termination of Stock Option. The Stock Option shall be exercisable as to the full number of shares of Common Stock that have vested during the period beginning on the Date of Grant and ending on the earliest to occur of the following (the date of such event, the “Option Termination Date”): (i) ten (10) years from the Date of Grant, (ii) in the event of the death of the Optionee, at the end of the twelve month period immediately following the date of such death, (iii) if there is a Change in Control, then the effective date of the Change in Control, except as otherwise provided in Section 9, or (iv) if the Optionee’s Continuous Service is terminated for Cause, the date of such termination. If the Stock Option is not exercised on or prior to the Option Termination Date, it shall be deemed forfeited and no longer exercisable. Further, the Stock Option may be exercised in whole or in part at any time through the Option Termination Date, such that if only a portion of the Stock Option is exercised at one time, the unexercised portion of the Stock Option shall continue to be exercisable (to the extent vested) until the Option Termination Date.

(e)               Forfeiture of Option. If and to the extent that the Stock Option is forfeited under this Section 2, then as of the time of forfeiture, the Stock Option, without consideration and without the need for further action by or notice from the Company, shall be immediately and automatically forfeited to the Company and shall no longer be outstanding or exercisable. For greater certainty, (i) no part of the Stock Option shall vest after any termination of Continuous Service, regardless of the reason for such termination, unless otherwise expressly agreed by the Company as authorized by the Board (or Committee, if applicable), (ii) any portion of the Stock Option that remains unvested at the time of termination of Continuous Service shall be automatically forfeited to the Company and shall no longer be outstanding or exercisable, and (iii) if the Optionee’s Continuous Service is terminated for Cause, the Stock Option will be immediately and automatically forfeited as of the date of such termination.

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3.                  Method of Exercise. If and to the extent that the Stock Option is vested and exercisable under Section 2, the Optionee may exercise the Stock Option by taking all of the following actions:

(a)               delivering to the Company a written notice of exercise in the form of Exhibit A to this Agreement (or such other form as the Company may subsequently prescribe), specifying the number of shares of Common Stock to be purchased by the Optionee pursuant to the Stock Option;

(b)               tendering to the Company cash or certified check equal to the aggregate Exercise Price for the shares of Common Stock to be purchased pursuant to the exercise, or, if permitted by the Board in its sole discretion, by means of a “net settlement” as described in Section 5(d) of the Plan;

(c)               paying to the Company, or making an arrangement satisfactory to the Company for the payment of, any federal, state and local income and employment tax withholding required in connection with the exercise, if any; and

(d)               complying with any other requirements of exercise that the Company may establish in its sole discretion, including the execution and delivery of certificates, instruments agreements and other documents the Company may require.

The exercise date for each exercise of the Stock Option shall be the date on which all of the foregoing conditions have been satisfied or waived by the Company with respect to such exercise.

4.                  Nontransferability of Option. The Optionee shall not transfer, directly or indirectly, the Stock Option, any interest in the Stock Option or any rights under this Agreement, except by will or by the laws of descent and distribution. The Stock Option is exercisable during the Optionee’s life only by the Optionee. The Stock Option and the Optionee’s rights under this Agreement are not subject to and cannot be made subject to any lien, levy, attachment, execution, or similar process by creditors. Any prohibited transfer (whether by gift, sale, pledge, assignment, hypothecation, or otherwise) will be void and invalid and ineffective as to the Company. The Company may cancel the Stock Option by notice to the Optionee if a prohibited transfer is purported to be made, or if the Stock Option, any interest in the Stock Option or any right under this Agreement becomes subject to a lien, levy, attachment, execution, or similar process.

5.                  Stock Certificates. Promptly after the Stock Option has been validly exercised in accordance with the terms of this Agreement, the Company shall, at its election, either: (a) issue a certificate representing the shares of Common Stock issuable pursuant to such exercise, or (b) not issue any certificate representing the shares of Common Stock issuable pursuant to such exercise and instead document the Optionee’s interest in such shares by registering such shares with the Company’s transfer agent (or another custodian selected by the Company) in bookentry form in the Optionee’s name. The Optionee shall not have any rights as a stockholder with respect to any shares of Common Stock issuable upon exercise of the Stock Option until the Stock Option has been validly exercised and the Company has delivered the shares (whether certificated or in book-entry form).

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6.                  Representations and Warranties. The Optionee hereby represents, warrants and acknowledges to the Company, as of the Date of Grant and as of the Execution Date, the following:

(a)               The Optionee is accepting the Stock Option, and will purchase the shares subject to the Stock Option, solely for its own account, as principal, without a view to, and not for resale in connection with, any distribution or underwriting of the Stock Option or Common

Stock, and the Optionee is not participating, directly or indirectly, in any distribution or underwriting of the Stock Option or Common Stock. The Optionee is not acquiring the Stock Option, and will not purchase any Common Stock pursuant to it, as an agent, nominee, or representative for the account or benefit of another person or entity, and the Optionee has not agreed or arranged to sell, assign, transfer, subdivide, or otherwise dispose of all or any part of the Stock Option or the shares subject to it to another person or entity.

(b)               The Optionee understands that (i) no state or federal agency has passed upon the Stock Option or the Common Stock or made any finding or determination as to the fairness of the Stock Option or the Common Stock as an investment, (ii) the Stock Option and the Common Stock subject to it have not been, and will not be, registered under either the Securities Act of 1933, as amended, or any state securities law, (iii) those shares can be offered for sale, sold, assigned, foreclosed or otherwise transferred only if the transaction is registered under those laws or qualifies for an available exemption from registration under those laws, and (iv) the Company has not agreed to, and is not obligated to, register any resale or other transfer of any shares of Common Stock acquired pursuant to the Stock Option under the Securities Act of 1933, as amended, or any state securities law, or to take any action to enable you to qualify for an exemption from registration under any of those laws with respect to a resale or other transfer of those shares.

7.                  Tax Matters.

(a)               The Optionee acknowledges that the Stock Option is a nonqualified stock option subject to taxation under Section 83 of the Code and Treasury Regulation Section 1.83-7 promulgated thereunder. The Stock Option is not intended to be, and shall not be treated as, an “incentive stock option” within the meaning of Section 422 of the Code. The Optionee has consulted, or had the opportunity to consult, his or her own tax and legal advisors regarding the taxation of the Stock Option, including under Section 409A of the Code, and is not relying on any representation or other information provided by the Company or any of its representatives with respect to the tax treatment of the Stock Option.

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(b)               The Optionee may incur tax obligations under federal, state, local, and/or foreign law in connection with the grant, vesting, or exercise of the Stock Option, the ownership of the shares of Common Stock issuable upon exercise of the Stock Option, and other actions taken pursuant to this Agreement, which obligations the Company may be required to satisfy by withholding from the Optionee’s compensation or otherwise collect from the Optionee. Optionee agrees that the Company (or an Affiliate of the Company) may satisfy such withholding obligation by any of the following means or by a combination of such means, in the Company’s discretion: (i) withholding from any compensation otherwise payable to Optionee by the Company; (ii) causing Optionee to tender a cash payment; or (iii) withholding from the shares of Common Stock otherwise issuable to Optionee upon exercise of the Stock Option the number of Shares with a Fair Market Value (measured as of the date the tax withholding obligations are to be determined) equal to the amount of such tax withholding; provided, however, that the number of such shares so withheld will not exceed the amount necessary to satisfy the Company’s required tax withholding obligations using the minimum statutory withholding rates for federal, state, local and foreign tax purposes, including payroll taxes, that are applicable to supplemental taxable income (or such lesser amount as may be necessary to avoid classification of the Shares as a liability for financial accounting purposes). Optionee understands that all matters with respect to the total amount of taxes to be withheld in respect of such compensation income will be determined by the Company in its reasonable discretion. Optionee further understands that, although the Company will pay withheld amounts to the applicable taxing authorities, Optionee remains responsible for payment of all taxes due as a result of income arising under the Agreement and for filing all relevant documentation required to be filed in connection with the Stock Option or the shares of Common Stock other than those filings that are the specific obligation of the Company under applicable law.

8.                No Right of Continued Engagement or Employment. The Company’s granting of the Stock Option to Optionee under this Agreement shall not be construed as (a) giving the Optionee the right to be retained, engaged or employed by the Company in any capacity, whether as an employee, independent contractor or other service provider, nor (b) creating any obligation on the part of the Company to continue Optionee’s service in any capacity, whether as an employee, independent contractor or other service provider.

9.                Adjustments for Corporate Transactions. In the event of a subdivision of the Company’s Common Stock, a declaration of a dividend payable in Common Stock, a stock split or reverse stock split affecting the Common Stock, a recapitalization, a reclassification or a similar occurrence, in order to prevent the enlargement or dilution of the benefits or potential benefits intended to be granted to the Optionee as of the Date of Grant, the Board, in a manner it deems equitable, shall make appropriate adjustments to the number and kind of shares of Company stock subject to the Stock Option and/or the Exercise Price per share. Such adjustment shall be made by the Board, and its determination in that respect shall be final, binding, and conclusive. Except as expressly provided in this Agreement, no issuance by the Company of shares of any class, or securities convertible into shares of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or exercise price of shares subject to the Stock Option.

10.              Effect of Change in Control. If the Stock Option is not exercised prior to, or in connection with, a Change in Control of the Company, it shall automatically terminate and be forfeited by the Optionee upon the effectiveness of such a Change in Control. Notwithstanding the foregoing, in the case of a merger, share exchange, or other transaction in which the stockholders of the Company receive securities of the acquirer, at the election of the Board, the Company may (but is not obligated to) elect to continue the Stock Option, in which case the Stock Option shall be converted into an option to purchase securities of the acquirer being issued in the transaction. In such case, the exercise price and number of shares of Common Stock subject to the Stock Option will be adjusted based on the exchange or conversion ratio (the “Ratio”) used to convert the Common Stock into securities of the acquirer. The adjusted exercise price will be the exercise price per Share, divided by the Ratio. The adjusted number of shares subject to the Stock Option will be the product of the Ratio multiplied by the number of shares subject to the Stock Option before the transaction.

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11.              Legal Compliance. The Stock Option is exercisable, and shares of Common Stock are issuable under this Agreement, only in compliance with all applicable state and federal laws and regulations (including securities laws), and in compliance with the requirements of any exchanges upon which the shares may be listed. Notwithstanding anything to the contrary in this Agreement, in no event is the Stock Option exercisable if the exercise of the Stock Option or the Company’s issuance and delivery of shares of Common Stock pursuant to the exercise would violate any applicable law. As a condition to the exercise of the Stock Option, the Optionee shall provide to the Company any agreements, representations or warranties that, in the opinion of the Company, are desirable or necessary to comply with applicable laws, including but not limited to a representation that the shares issuable pursuant to exercise of the Stock Option are or will be acquired for investment purposes without a view to distribute them to others.

12.              Notices. All notices, demands and other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when personally delivered, sent by facsimile or e-mail transmission (with receipt confirmed) on a business day during regular business hours of the recipient (or, if not, on the next succeeding business day) or one business day after sent by reputable overnight express courier (charges prepaid), to the address listed on the Company’s or the Optionee’s counterpart signature page to this Agreement. Either party may change its address for notice purposes by sending notice to the other party thereof in accordance with this Section 12.

13.              Governing Law: Venue: Prevailing Party; Waiver of Jury Trial. This Agreement and the rights of any person or entity under this Agreement shall be governed by and interpreted in accordance with the laws of the State of Delaware, without regard to conflict of laws principles. The parties hereby (a) consent to the personal jurisdiction of the state and federal courts having jurisdiction in New York County, New York, (b) stipulate that the exclusive venue for any legal proceeding arising out of this Agreement is New York County, New York, for a state court proceeding, or the Southern District of New York for a federal court proceeding, and (c) waive any defense, whether asserted by motion or pleading, that New York County, New York, or the Southern District of New York is an improper or inconvenient venue. In any mediation, arbitration, or legal proceeding arising out of or related to this Agreement, the non- prevailing party shall reimburse the prevailing party, on demand, for all costs incurred by the prevailing party therein, including reasonable attorneys’ fees. TO THE EXTENT ANY PARTY IS ENTITLED TO BRING A JUDICIAL ACTION WITH RESPECT TO A CLAIM OR DISPUTE ARISING OUT OF OR RELATING TO THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT, IN ORDER TO ENSURE THAT ALL SUCH DISPUTES ARE QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON, EACH PARTY TO THIS AGREEMENT HEREBY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY SUCH DISPUTE OR CLAIM, WHETHER ARISING IN CONTRACT, TORT, OR OTHERWISE.

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14.              Successors and Assigns. This Agreement shall be binding on all successors and assigns of the Company and the Optionee, including the Optionee’s estate and the executor, liquidator, administrator or trustee of such estate, and any receiver or trustee in bankruptcy or representative of the Optionee’s creditors.

15.              Entire Agreement; Amendment; No Waiver. This Agreement, including any exhibits referred to herein and the Plan, contains the entire understanding and agreement between the parties with respect to the subject matter hereof and all prior or concurrent agreements, understandings, representations and warranties in regard to the subject matter hereof, oral or written, are and have been merged herein. This Agreement may not be amended, waived or modified except by a written agreement executed by the Optionee and the Company. The failure of the Company to enforce at any time any provision of this Agreement shall in no way be construed to be a waiver of such provision or any other provision of this Agreement.

16.              Descriptive Headings; Interpretation; Execution. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement. Whenever required by the context, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa. The use of the word “including” in this Agreement shall be by way of example rather than by limitation. Reference to any agreement, schedule, exhibit, document or instrument means such agreement, schedule, exhibit, document or instrument as amended or otherwise modified from time to time in accordance with the terms thereof, and if applicable hereof. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. This Agreement may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement. The exchange of copies of this Agreement and of signature pages by facsimile or electronically in portable document format (PDF) shall constitute effective execution and delivery of this Agreement as to the parties and may be used in lieu of the original Agreement for all purposes.

17.              Time is of the Essence. Time is of the essence with respect to the Optionee’s exercise of the Stock Option.

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18.              Section 409A of the Code. The parties intend for the Stock Option to be exempt from or comply with the requirements of Section 409A of the Code, the Treasury Regulations and other guidance issued thereunder by the United States Department of the Treasury (whether issued before or after the Date of Grant), and all state laws of similar effect (collectively, “Section 409A”) and that this Agreement shall be interpreted and applied in a manner consistent with this intent in order to avoid the consequences Section 409A(a)(1) of the Code. In no event whatsoever shall the Company, any individual acting as a director, officer, employee, agent or other representative of the Company, or any professional advisor to the Company, be liable to the Optionee or to any other person for any claim, loss, liability or expense arising out of any interest, penalties or additional taxes due by the Optionee or any other person as a result of the Stock Option not satisfying any of the requirements of Section 409A of the Code.

[Signature Pages Follows]

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EYENOVIA, INC.

SIGNATURE PAGE TO

NONQUALIFIED STOCK OPTION AGREEMENT

The Company has executed this Agreement effective as of the Date of Grant.

EYENOVIA, INC.
a Delaware corporation

By:
Name:
Title:

Address:
295 Madison Avenue, Suite 2400
New York, NY 10017
Email:

EYENOVIA, INC.

SIGNATURE PAGE TO

NONQUALIFIED STOCK OPTION AGREEMENT

The Optionee has executed this Agreement effective as of the Date of Grant. The Optionee accepts the Stock Option on the terms and conditions of the Agreement and agrees to be bound by all of the terms and conditions of the Agreement.

[NAME]

Address:

Email:
Facsimile:

EXHIBIT A

EYENOVIA, INC.

NOTICE OF EXERCISE

Eyenovia, Inc.

Attention: Secretary

Date of Exercise: _________________

1.       Exercise of Option. This constitutes notice to Eyenovia, Inc. (the “Company”) that, pursuant to the Eyenovia, Inc. 2014 Equity Incentive Plan, as amended (the “Plan”) and the Nonqualified Stock Option Agreement, dated ___________, _____ (the “Award Agreement”), I elect to purchase the number of Shares set forth below for the price set forth below.

Number of Shares as to which Option is exercised (the “Optioned Shares”):

Exercise Price per Share:

Total Purchase Price:

2.       Delivery of Payment. With this notice, I hereby deliver to the Company the full Purchase Price for the Optioned Shares, in a form permitted by the Award Agreement.

3.       Representations. By signing and delivering this notice to the Company, I acknowledge that I am the holder of the Stock Option exercised by this notice and have full power and authority to exercise the Option. I further represent that I have received, read, and understood the Plan and the Award Agreement, and I confirm my agreement to abide by and be bound by their terms and conditions. Capitalized terms used and not otherwise defined in this notice will have the meanings ascribed to those terms in the Award Agreement.

4.       Securities Law Compliance. Notwithstanding any other provision of the Award Agreement to the contrary, the exercise of any rights to purchase the Shares is expressly conditioned upon compliance with the Securities Act of 1933, as amended (the “Securities Act”), all applicable state securities laws and all applicable requirements of any stock exchange or over the counter market on which the Common Stock may be listed or traded at the time of exercise and transfer.  I agree to cooperate with the Company to ensure compliance with such laws.  I further understand the Shares cannot be resold and must be held indefinitely unless they are registered under the Securities Act or unless an exemption from such registration is available and that the certificate(s) representing the Shares may bear a legend to that effect.  I understand that the Company is under no obligation to register the Shares and that an exemption may not be available or may not permit me to transfer Shares in the amounts or at the times proposed by me.

5.       Rights as Stockholder. While the Company will endeavor to process this notice in a timely manner, I acknowledge that, until the issuance of certificates representing the Optioned Shares (or, in the Company’s discretion, in un-certificated form, upon the books of the Company’s transfer agent) and my satisfaction of any other conditions imposed by the Company pursuant to the Plan or as set forth in the Award Agreement, no right to vote or receive dividends or any other rights as a stockholder will exist with respect to the Optioned Shares, notwithstanding the exercise of my Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date of issuance of the Optioned Shares.

6.       Tax Withholding. I acknowledge that my exercise of the Stock Option may result in tax obligations that require the Company to withhold certain amounts to satisfy federal, state, local, and/or foreign taxes. I agree to satisfy such tax withholding obligations as described in Sections 3(c) and 7(b) of the Award Agreement.

7.       Tax Consultation. I understand that I may experience adverse tax consequences as a result of my exercise of the Stock Option or my disposition of the Optioned Shares. I represent that I have consulted with any tax consultants I deem advisable in connection with the exercise of the Stock Option and/or the disposition of the Optioned Shares and that I am not relying on the Company or its officers, representatives, or agents for any tax advice.

8.       Interpretation. Any dispute regarding the interpretation of this notice will be resolved by the Board in its discretion, and the Board’s determination will be final and binding on all parties.

9.       Entire Agreement. The Plan and the Award Agreement under which the Optioned Shares were granted are incorporated herein by reference and, together with this notice, constitute the entire agreement of the parties with respect to the subject matter of this notice.

OPTIONEE:

Print Name:

Address: